SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

CASI PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-20713	58-1959440
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip code)

(240) 864-2600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant

(a) On September 24, 2018, CohnReznick LLP (“CohnReznick”) notified CASI Pharmaceuticals, Inc. (the “Company”) that it intends to resign as the Company’s independent registered public accounting firm effective upon CohnReznick’s completion of interim review procedures related to the period as of and for the three and nine months ending September 30, 2018.

The audit reports of CohnReznick on the Company’s consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through date hereof, there have been no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, with CohnReznick on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of CohnReznick, would have caused CohnReznick to make reference to the subject matter in connection with its reports, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to CohnReznick and requested that CohnReznick furnish it with a letter addressed to the Securities and Exchange Commission stating whether CohnReznick agrees with the above statements. A copy of CohnReznick’s letter, dated September 27, 2018 is filed as Exhibit 16.1 to this Form 8-K.

The Company has begun a search process to identify a successor independent registered public accounting firm. CohnReznick has advised the Company that it will work to facilitate the transition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16.1	Letter from CohnReznick dated September 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ Cynthia W. Hu
Cynthia W. Hu
COO and General Counsel

September 27, 2018